UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Burgundy Technology Acquisition Corporation

(Exact Name of registrant as specified in its charter)

Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

PO Box 1093 Boundary Hall, Cricket Square Grand Cayman, KY 1-1102 Cayman Islands	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	The NASDAQ Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per shar	The NASDAQ Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-240243 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and warrants to purchase Class A ordinary shares of Burgundy Technology Acquisition Corporation (the “Company”). The description of the units, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-240243), filed with the U.S. Securities and Exchange Commission on July 31, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

3.1

Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-240243), filed with the Securities and Exchange Commission on July 31, 2020).

3.2

Form of Amendment and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-240243), filed with the Securities and Exchange Commission on August 25, 2020).

4.1

Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-240243), filed with the Securities and Exchange Commission on August 12, 2020).

4.2

Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-240243), filed with the Securities and Exchange Commission on August 12, 2020).

4.3

Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-240243), filed with the Securities and Exchange Commission on August 12, 2020).

4.4

Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-240243), filed with the Securities and Exchange Commission on August 12, 2020).

10.3

Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-240243), filed with the Securities and Exchange Commission on August 25, 2020).

10.4

Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-240243), filed with the Securities and Exchange Commission on August 12, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

Date: August 26, 2020	By:	/s/ James Scott Mackey
	Name:	James Scott Mackey
	Title:	Chief Financial Officer